EXHIBIT 10(n)

STOCK EARNED IN LIEU OF ROYALTIES

IN ACCORD WITH THE ROYALTY AGREEMENT APPROVED

BY ACTION OF THE INNOVA BOARD OF DIRECTORS.

John E. Nohren, Jr., Chairman, Treasurer, & CFO, agreed to an annual minimum royalty of $110,000 paid on a monthly basis. As the company’s cash availability was at times limited so Mr. Nohren agreed to accept the unpaid portion of the royalties payable in the form of Innova common stock, the number of shares of common stock due was determined by the closing price on the last day of a given month, valued and due at the end of each month for which the full payment of his royalties could not be paid.

Therefore, John E. Nohren, Jr. is due 762,544 shares of common stock based upon the monthly amounts listed below:

Month	Shares
July 2002	<7,140	>
August 2002	8,887
September 2002	91,670
October 2002	78,566
November 2002	42,305
December 2002	61,120
January 2003	78,574
February 2003	78,574
March 2003	91,660
April 2003	91,660
May 2003	91,660
June 2003	55,008

The executive agrees with this assessment and agrees to accept the shares as above written.

Executive	For the Company

John E. Nohren, Jr.	Rose Smith
Chairman, Treasurer, & CFO	President & CEO
September 26, 2003	September 26, 2003